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                                                                   EXHIBIT 10.17

                             CONSULTING AGREEMENT

     This CONSULTING AGREEMENT (the "AGREEMENT") is made and entered into as of this 31st day of July, 1997 by and between MJD PARTNERS, INC., a Delaware corporation (the "COMPANY"), and BUGGER ASSOCIATES, INC., a Delaware corporation (the "CONSULTING COMPANY"). In consideration of the terms and conditions of this Agreement, the parties hereto agree as follows:

     1.  ENGAGEMENT.  The Company agrees to retain the services of the
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Consulting Company as provided for in this Agreement, and the Consulting Company agrees to make available the services of Daniel G. Bergstein (the "CONSULTANT") for such purpose, on a non-exclusive basis upon the terms and conditions as set forth in this Agreement.

     2.  TERM OF AGREEMENT.  The term of this Agreement shall commence as of
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July 31, 1997, and shall continue in effect until July 30, 1998 (the "INITIAL
TERM"), and shall automatically be extended for successive periods of one year each thereafter (each, a "RENEWAL PERIOD"), unless terminated pursuant to
Section 6 hereof (the "TERM"); provided, however, that at the option of either
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the Company or the Consulting Company, the Term shall not be extended for a successive Renewal Period and this Agreement shall terminate at the expiration of the Initial Term or the then current Renewal Period, as applicable, upon written notice to the other party delivered no less than three (3) calendar months prior to such scheduled expiration.

     3.  DUTIES.  The Consulting Company agrees to provide the services of the
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Consultant for general consulting services and advice to the Company.  The
Consulting Company agrees to provide the services of the Consultant as reasonably requested from time to time by the Company.

     4.  COMPENSATION.  The Company shall pay an annual consulting fee for the
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consulting services provided hereunder in the amount of $120,000 for the Initial
Term and for each Renewal Period (the "ANNUAL CONSULTING FEE"), payable monthly in installments of $10,000 each. Subject to the provisions of Section 6, the monthly installments of the
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Annual Consulting Fee shall be paid on or before the 14th day after the close of each month.

     5.  EXPENSES.  The Company agrees to pay for or reimburse the Consulting
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Company for out-of-pocket business costs or expenses incurred by the Consultant in connection with the performance of his duties under this Agreement. It is anticipated that such expenses will not exceed $30,000 during the Initial Term or any Renewal Period; provided, further, that the Company shall not be
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obligated to reimburse the Consulting Company for any costs or expenses which cannot be deducted from the Company's income for purposes of calculating its U.S. income tax. Reimbursement for expenses shall be made only once each month within a reasonable time after the submission of an expense report by the Consulting Company or the Consultant to the Company, including appropriate vouchers and receipts evidencing expenses for which reimbursement is requested.

     6.  TERMINATION.
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     This Agreement and the Term shall terminate automatically (i) on the last day of the month in which the Consultant dies; (ii) upon the termination of the Management Services Agreement dated as of July 31, 1997, by and between MJD Communications, Inc. and the Company; and (iii) in the event the Consultant shall not be able to perform his duties hereunder for a period of 12 consecutive months.

     7.  INDEMNIFICATION.  The Company agrees to indemnify the Consulting
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Company and the Consultant for all liability resulting from acts or omissions of the Consulting Company or the Consultant related to this Agreement to the fullest extent permitted by law (including reasonable attorneys' fees and expenses), other than any liability resulting from the gross negligence or
willful misconduct of the Consulting Company or the Consultant.   Any payments
to be made by the Company under this paragraph shall be made as the expenses are incurred.

     8.  GOVERNING LAW AND JURISDICTION.  This Agreement shall be governed by
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the substantive laws of the State of New York (without giving effect to its conflict of law rules).

     9.  ENTIRE AGREEMENT.  The parties hereto acknowledge and agree that this
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Agreement constitutes the complete agreement between them and that no oral modification of this Agreement is permissible.  The parties

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hereto acknowledge and agree that in executing this Agreement they do not rely and have not relied on any representation or statement not contained in this Agreement.

     10.  SAVINGS CLAUSE.  In the event that any provision of this Agreement
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shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

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     IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the day and year written above.


                                   MJD PARTNERS, INC.


                                   By:________________________
                                      Name:
                                      Title:



                                   BUGGER ASSOCIATES, INC.


                                   By:________________________
                                      Name:
                                      Title
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           THIS PAGE MUST BE KEPT AS THE LAST PAGE OF THE DOCUMENT.


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